UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2009

Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101, Bensalem, PA		19020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 13, 2009, Orleans Homebuilders, Inc. (the “Company”), its wholly owned subsidiary, Greenwood Financial, Inc., and certain affiliates of Greenwood Financial, Inc., Wachovia Bank, National Association, as administrative agent (“Wachovia”), and various other lenders entered into the Second Amendment (the “Amendment”) to the Second Amended and Restated Revolving Credit Loan Agreement dated as of September 30, 2008 (the “Loan Agreement”).  The summary of the material terms of the Amendment set forth below is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

•                  The existing category limitations applicable to the determination of the net borrowing base availability were adjusted as follows:

•                  The maximum borrowing base availability attributable to work-in-progress inventory not subject to a qualifying agreement of sale (that is, spec inventory and model home inventory) will be maintained at the existing 58% of total work-in-process inventory including backlog units (rather than otherwise being reduced to 45% for the borrowing base certificate as of July 31, 2009); and

•                  The maximum borrowing base availability attributable to land under development will be maintained at the existing 65% of total borrowing base availability (rather than otherwise being reduced to 55% for the borrowing base certificate as of July 31, 2009), but generally subject to a maximum of $235 million prior to September 30, 2009 and a maximum of $190 million for any borrowing base certificate delivered on or after September 30, 2009.

These changes apply to all borrowing base certificates delivered before September 30, 2009.

•                  The definition of “borrowing base availability” was modified to exclude up to $5.1 million of existing financial letters of credit through and including September 29, 2009, which improves the Company’s liquidity by the same amount.  Without this change, all financial letters of credit would be deducted when determining the borrowing base availability.

•                  The requirements relating to ongoing bank reappraisals of borrowing base assets were modified to provide that reappraisals of borrowing base assets received by the Company after July 8, 2009 are not required to be reflected in any borrowing base certificate delivered after the effective date of the Amendment and before the borrowing base certificate due on October 15, 2009.

•                  The Company’s minimum liquidity covenant was amended to temporarily reduce the amount of liquidity required to be maintained by the Company to not less than $0 through and including September 29, 2009.  Thereafter, the minimum liquidity requirement remains at not less than $10 million.

•                  The additional loan fee under the existing loan agreement previously due to lenders on September 15, 2009 was postponed until September 30, 2009.  The Company anticipates that, if payable, this fee may be as high as approximately $12.6 million.

•                  A “change of control” definition was added to the Loan Agreement to be consistent with the change of control provision in the indenture entered into in connection with the $75 million issue of trust preferred securities exchange offer consummated on August 3, 2009.  The events of default under the Loan Agreement were modified to include such a change of control, as is customary in credit agreements.  Under the Amendment and the change of control provision in the exchange offer for the $75 million issue of trust preferred securities, “change of control” is defined as the occurrence of one or more of the following events: any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof, on an arm’s length basis with an entity that is not an affiliate of the Company; or any person or Group (other than Jeffrey P. Orleans and his affiliates and family or any affiliate of the Company (collectively, a “Permitted Party”) shall acquire either by purchase from a Permitted Party or from the Company through purchase or merger or otherwise, directly or indirectly, beneficially or of record, shares representing more than 80% of the issued and outstanding equity interests of the Company and more than 50% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Company.

•                  The Company paid a bank amendment fee of $250,000 in aggregate to the requisite lenders that approved the amendment, as well as certain expenses of the lenders.

The Company believes that the temporary enhancements to liquidity achieved through the Amendment should meet the Company’s liquidity needs only up to approximately September 30, 2009.  The Company anticipates that without either an extension of the maturity date in the Loan Agreement and other related modifications, or an additional amendment to the Loan Agreement, on or before September 30, 2009: (i) the net borrowing base availability at that time will likely be significantly less than the borrowings under the Loan Agreement at that time; (ii) the Company will be unable to pay the existing additional loan fee presently due on September 30, 2009; (iii) the Company will violate the minimum liquidity covenant in the Loan Agreement at some time between September 30, 2009 and October 22, 2009; and (iv) the Company will not have sufficient liquidity to continue its normal operations on approximately September 30, 2009, or shortly thereafter.  In addition, the Company may need additional amendments to its credit facility for a variety of reasons prior to September 30, 2009, such as to provide additional liquidity.  For additional discussion of the Company’s liquidity, including a discussion of the scheduled December 20, 2009 maturity date of the Loan Agreement, please refer to the Liquidity and Capital Resources section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission on May 15, 2009.

On August 13, 2009 the Company issued a press release announcing the Amendment, a copy of which is furnished herewith as Exhibit 99.1

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated or expected conditions in or recovery of the housing market, and economic conditions; the Company’s long-term opportunities; continuing overall economic conditions and conditions in the housing and mortgage markets and industry outlook; anticipated or expected operating results, revenues, sales, net new orders, pace of sales, spec unit levels, and traffic; future or expected liquidity, financial resources, debt or equity financings, amendments to or extensions of our existing revolving credit facility, strategic transactions and alternatives or other alternative recapitalization or exchange offer transactions; the anticipated impact of bank reappraisals; future impairment charges, future tax valuation allowance and its value; anticipated or possible federal and state stimulus plans or other possible future government support for the housing and financial services industries; anticipated legislation and its impact; expected tax refunds; anticipated use of proceeds from transactions; anticipated cash flow from operations; reductions in land expenditures; the Company’s ability to meet its internal financial objectives or projections, and debt covenants; potential future land sales; the Company’s future liquidity, capital structure and finances; and the Company’s response to market conditions.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  For example, there can be no assurance that the Company will be able to obtain any amendment to or extension of its existing revolving credit facility or other alternative financing or adjust successfully to current market conditions.  These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, our ability to modify or extend our existing credit facility or otherwise engage in a financing or strategic transaction; the availability and cost of labor and materials, our dependence on certain key employees and weather conditions.  Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports of Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Second Amendment to Second Amended and Restated Revolving Credit Loan Agreement (filed herewith).
99.1	Press release of Orleans Homebuilders, Inc. dated August 13, 2009 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2009

Orleans Homebuilders, Inc.

By:	Garry P. Herdler
	Name:	Garry P. Herdler
	Title:	Executive Vice President,
Chief Financial Officer and
Principal Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Second Amendment to Second Amended and Restated Revolving Credit Loan Agreement (filed herewith).
99.1	Press release of Orleans Homebuilders, Inc. dated August 13, 2009 (furnished herewith).